Exhibit 10(b)

                             Airborne Express

                                 2000-2004

                   Executive Incentive Compensation Plan

                    Airborne Freight Corporation D/B/A
                            "Airborne Express"

                   EXECUTIVE INCENTIVE COMPENSATION PLAN
                   -------------------------------------
               Effective January 1, 2000 - December 31, 2004

1.    Purpose

      The purpose of this Plan is to achieve Corporate goals by providing incentive compensation to eligible key executives who through industry, ability and exceptional service, contribute materially to the success of Airborne Express.

2.    Definitions

      When used in the Plan, the following words and phrases shall have the following meanings:

           (a)  Attainment - The actual results of effort to reach the
           Target for a Performance Measure, usually stated as a percentage of Target.

           (b)  Beneficiary - The beneficiary or beneficiaries designated to receive the amount, if any, payable under the Plan upon the death of a Participant.

           (c)  Board - The Board of Directors of Airborne Freight
           Corporation.

           (d)  Compensation Committee - The Compensation Committee of the
           Board.

           (e)  EGICP - The Airborne Express 2000 - 2004 Executive Group
           Incentive Compensation plan.

           (f)  Maximum - The point above Target that represents the
           maximum payout level for a particular Performance Measure.

           (g)  Net Profit - Pre-tax, pre-profit sharing net profit.

           (h)  Participant - Any employee eligible to receive awards under section 4.

           (i)  Performance Measure - A specific objective measure to assess success in achieving established goals.  Permitted
           Performance Measures are listed in section 5.

           (j)  Plan - The 2000 - 2004 Executive Incentive Compensation
           Plan.

           (k) Plan Year - Each calendar year for which Performance
           Measures and Targets are established for the Company.

           (l)  Retirement - When an employee leaves active service and qualifies under the Company's regular or early retirement
           programs.

           (m)  Revenue Growth - Percentage growth in sales revenue over the prior year.

           (n)  Target - The point at which performance equals 100% of the stated objective.

           (o)  Threshold - The point below Target at which incentive payout for each Performance Measure begins.
3.    Administration

           (a) The Compensation Committee will have the power to interpret the Plan and to make all determinations necessary or desirable for its administration.

           (b)  The decision of the Compensation Committee on any question concerning the interpretation or administration of the Plan will be final and conclusive.  Nothing in the Plan will be deemed to give any officer or employee, or legal representatives or
           assigns, any right to participate in the Plan except to such extent as the Compensation Committee may determine pursuant to the provisions of the Plan.

4.    Eligibility

           (a)  Positions eligible for the EICP are:

           Chairman of the Board
           Chief Executive Officer
           President
           Chief Operating Officer
           Senior Executive Vice Presidents
           Chief Executive Officer, ABX Air, Inc.
           Executive Vice Presidents
           President, ABX Air, Inc.
           Chief Financial Officer

           Except as otherwise provided below, Participants for a Plan
           Year must be employed for the entire Plan Year.

           (b)  With approval of the Compensation Committee, prior to June
           30 of each Plan Year, additional employees may be included in the Plan, with any award pro-rated as shall be determined by the
           Compensation Committee.

           (c)  Participants who retire in good standing during the year will be eligible for a pro-rated award for the year in which they retire provided they are on the active payroll on June 30th or later of the Plan Year.

           (d)  Participants who take a leave of absence will have their awards calculated based on actual Airborne salary earnings for the calendar year.  Any disability insurance payments will not be included as earnings in calculating awards.  Participants who are on a leave of absence for more than 90 days and who continue to receive full or partial salary continuance will have their awards adjusted.  Any salary paid while on a leave of absence period over 90 days will not be included in the base used to calculate awards.

5.    Performance Measures

      Unless otherwise determined by the Committee, bonuses will be based on two Performance Measures -- Net Profit and Revenue Growth.  In
      addition to or in lieu of one or both of the preceding Performance
      Measures, the Committee may select one or more of the following
      Performance Measures: earnings per share, shipment growth, increase in stock price, return on assets or return on equity.  The
      Compensation Committee will set annual Targets for each Performance
      Measure within 90 days after the beginning of each Plan Year and such Targets may not be changed thereafter.  The Targets may be
      ratified by the Board.   Unless within 90 days after the beginning
      of each Plan Year the Committee selects Performance Measures in addition to or in lieu of one or both of Net Profit and Revenue
      Growth, bonuses will be allocated based on Attainment of Targets as follows:

           (a)  Net Profit is the major corporate Performance Measure and shall be the basis of 75% of the bonus allocation.

           (b)  An 80% Threshold is set on targeted Net Profit.

           (c)  A 150% Maximum is set on targeted Net Profit.

           (d)  Revenue Growth is the second major corporate Performance
           Measure and shall be the basis of 25% of the bonus allocation.

           (e)  An 80% Threshold is set on targeted Revenue Growth.

           (f)  A 150% Maximum is set on targeted Revenue Growth.

6.    Qualifiers on Performance Measures

           (a)  The bonus percentage is applied to the Participant's salary paid in the Plan (calendar) Year.

           (b)  No bonus will be paid for Revenue Growth unless the
           Threshold Net Profit is achieved.

           (c)  To receive any award under EICP, a Participant's individual performance must be evaluated as at least competent by the
           Compensation Committee.

           (d)  The Committee has the discretion to reduce or eliminate any award for any reason, including the failure of a participant to earn an award under another incentive compensation plan, such as
           EGICP.

7.    Bonus Amounts

      Actual bonuses will be determined by multiplying the following percentages, or a pro-rated portion thereof, by the Participant's annual salary.

                                 Threshold        Maximum
      Position                (80% of Target)    Target   (150% of Target)
      --------                 -------------     ------    --------------
      CEO                           30.00%        80.0%         160%

      COO                           30.00%        70.0%         140%

      Sr.EVPs, CEO ABX Air, Inc.    19.25%        45.5%          91%

      EVP's (excl. CFO),
      President ABX Air, Inc.       17.50%        42.0%          84%

      CFO                           21.25%        51.0%         102%

8.    Allocations

      Unless otherwise determined under section 5, the EICP incentive payment percentages for Attainment of Performance Measures are:

                             CEO
                             ---
                       (100% Corporate)
       Percent of
       Attainment   Profit (75%) Revenue (25%)  Total
       ----------   -----------  ------------   -----
          80%          22.5%         7.5%       30.0%

          100%         60.0%        20.0%       80.0%

          150%        120.0%        40.0%      160.0%

                             COO
                             ---
                       (100% Corporate)
       Percent of
       Attainment   Profit (75%) Revenue (25%)  Total
       ----------   -----------  ------------   -----
          80%          22.5%         7.5%       30.0%

          100%         52.5%        17.5%       70.0%

          150%        105.0%        35.0%      140.0%

                  Sr. EVPS, CEO ABX Air Inc
                  -------------------------
                       (100% Corporate)
       Percent of
       Attainment   Profit (75%) Revenue (25%)  Total
       ----------   -----------  ------------   -----
          80%         14.44%        4.81%       19.25%

          100%        34.125%      11.375%      45.5%

          150%        68.25%       22.75%       91.0%

          EVP's (excl. CFO), President ABX Air, Inc.
          ------------------------------------------
                       (100% Corporate)
       Percent of
       Attainment   Profit (75%) Revenue (25%)  Total
       ----------   -----------  ------------   -----
          80%         13.125%       4.375%      17.5%

          100%        31.5%         10.5%       42.0%

          150%        63.0%         21.0%       84.0%

                              CFO
                              ---
                       (100% Corporate)
       Percent of
       Attainment   Profit (75%) Revenue (25%)  Total
       ----------   -----------  ------------   -----
          80%         15.94%        5.31%       21.25%

          100%        38.25%       12.75%       51.0%

          150%        76.5%        25.5%       102.0%

9.    Form of Payment

      Awards shall be paid entirely in cash.  Payments will be made as soon as practicable after audited performance results are known and approved by the Compensation Committee, which should be on or about
      March 1.  Award checks are prepared by the Payroll Department and the amounts are subject to tax withholding and Capital Accumulation Plan
      (CAP) deductions.

      If a Participant dies before the end of the Plan Year an amount equal to a pro-rated portion thereof as of the date of death shall be paid in one lump cash sum to the Participant's Beneficiary.

10.   Limitation on Allocation

      Notwithstanding any other provision of the Plan, in no circumstances will the total amount allocated as an award to a Participant for any
      Plan Year exceed $1,500,000.

11.   Designation of Beneficiaries

      Each Participant shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the
      Participant's death.  A Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior
      Beneficiary by filing a new designation.  The last such designation received shall be controlling, provided, however, that no
      designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

12.   Absence of Valid Designation

      If no such Beneficiary designation is in effect at the time of a
      Participant's death, or if no designated Beneficiary survives the
      Participant, or if such designation conflicts with the law, the
      Participant shall be deemed to have designated the Participant's estate as the Participant's Beneficiary and the Participant's estate shall receive the payment of the amount, if any, under the Plan upon the Participant's death.  If the Compensation Committee is in doubt as to the right of any person to receive such amount, the
      Compensation Committee may direct retention of such amount, without liability for any interest thereon, until the rights thereto are determined or the Compensation Committee may pay such amount to any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and of Airborne
      Express therefore.

13.   No Liability of Compensation Committee, Board Members or Officers

      No members of the Compensation Committee, Board or Corporate officers shall be personally liable by reason of any contract or other instrument executed by them or on their behalf nor for any mistake or judgment made in good faith, and Airborne shall indemnify and hold harmless each member of the Board and each other officer, employee or director of Airborne Express to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Compensation Committee) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

14.   Right to Amend, Suspend or Terminate Plan

      The Board reserves the right at any time to amend, suspend or terminate the Plan in whole or in part and for any reasons and without the consent of any Participant or Beneficiary; provided that no such amendment shall adversely affect rights to receive any amount to which Participants or Beneficiaries have become entitled prior to such amendment.  Unless otherwise provided herein, any amendment, modification, suspension or termination of any provisions of the Plan may be made retroactively.

15.   No Rights to Continued Employment or Bonus

      Nothing contained in the Plan shall give any employee the right to be retained in the employment of Airborne Express or affect the right of
      Airborne Express to dismiss any employee.  The adoption of the Plan shall not constitute a contract between Airborne Express and any employee.  No Participant shall receive any right to be granted an award hereunder nor shall any such award be considered as
      compensation under any employee benefit plan of Airborne Express except as otherwise determined by Airborne Express.

16.   No Right, Title, or Interest in Assets

      The Participant shall have no right, title, or interest whatsoever in or to any investments which Airborne Express may make to aid in meeting its obligations under the Plan.  Nothing contained in the
      Plan, and no action taken pursuant to its provisions, shall create or be construed to create a fiduciary relationship between Airborne
      Express and any Participant or any other person.  To the extent that any person acquires a right to receive payments from Airborne Express under this Plan, such right shall be no greater than the right of an unsecured general creditor of Airborne Express.

17.   Unfunded Plan: Governing Law

      The Plan is intended to constitute an incentive compensation arrangement for a select group of management or highly compensated personnel and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Washington.